Exhibit 1.1

Execution Version

3,244,000 Common Units

RHINO RESOURCE PARTNERS LP

UNDERWRITING AGREEMENT

September 29, 2010

Raymond James & Associates, Inc.

As Representative of the Several Underwriters
listed on Schedule I hereto

880 Carillon Parkway

St. Petersburg, Florida  33716

Ladies and Gentlemen:

Rhino Resource Partners LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”), an aggregate of 3,244,000 common units, representing limited partner interests in the Partnership (the “Common Units”).  The aggregate of 3,244,000 Common Units to be purchased from the Partnership are called the “Firm Units.”  In addition, the Partnership also proposes to grant to the Underwriters, upon the terms and conditions stated herein, an option to purchase up to an additional 486,600 Common Units (the “Additional Units”) to cover over-allotments by the Underwriters, if any.  The Firm Units and the Additional Units are collectively referred to in this Agreement as the “Units.”  Raymond James & Associates, Inc. is acting as the representative of the several Underwriters and in such capacity is referred to in this Agreement as the “Representative.”

It is understood and agreed to by all parties hereto that the Partnership was recently formed to indirectly own, operate and grow the coal assets that are currently owned and operated by Rhino Energy LLC, a Delaware limited liability company (the “OLLC”).

The OLLC owns, directly or indirectly, 100% of the limited liability company interests of each of CAM Mining LLC, a Delaware limited liability company (“CAM Mining”), Rhino Northern Holdings LLC, a Delaware limited liability company (“Rhino Northern”), CAM Colorado LLC, a Delaware limited liability company (“CAM Colorado”), CAM Kentucky Real Estate LLC, a Delaware limited liability company (“CAM Kentucky”), Sands Hill Mining LLC, a Delaware limited liability company (“Sands Hill”), Rhino Energy WV LLC, a Delaware limited liability company (“Rhino WV”), McClane Canyon Mining LLC, a Delaware limited liability company (“McClane”), and Rhino Coalfield Services LLC, a Delaware limited liability company (“Rhino Coalfield”).  Rhino Northern owns 100% of the limited liability company interests of Hopedale Mining LLC, a Delaware limited liability company (“Hopedale”).  Rhino WV owns 51% of the limited liability company interests of Rhino Eastern LLC, a Delaware limited liability company (“Rhino Eastern”).  CAM Mining, Rhino Northern, CAM Colorado, CAM Kentucky, Sands Hill, Rhino WV, Rhino Eastern, McClane, Rhino Coalfield and Hopedale are collectively referred to herein as the “Operating Subsidiaries.”

Prior to the date hereof, the following transactions have occurred:

A.            CD Holding Company, LLC, a Delaware limited liability company, Jacobs Holdings LLC, a Connecticut limited liability company, Robert H. Holtz, Mark D. Zand, Jay L. Maymudes, Arthur H. Amron, Kenneth A. Rubin, Frederick B. Simon and Kitty Capital LLC, a Delaware limited liability company (the “Forming Members”), formed and reinstated Rhino GP LLC, a Delaware limited liability company (the “General Partner”), under the terms of the Delaware Uniform Limited Liability Company Act (the “Delaware LLC Act”), to which they committed to contribute $1,000 in the aggregate in exchange for all of the limited liability company interests in the General Partner, pro rata;

B.            The parties named in Schedule II hereto (the “Wexford Entities”) formed Rhino Energy Holdings LLC, a Delaware limited liability company (“Rhino Holdings”) under the terms of the Delaware LLC Act and own all of the limited liability company interests in Rhino Holdings; and

C.            Rhino Holdings and the General Partner formed the Partnership and agreed to contribute $980 and $20, respectively, and received a 98.0% limited partner interest (the “Initial LP Interest”) and a 2.0% general partner interest, respectively.

D.            The OLLC entered into an amendment dated as of June 30, 2010 (the “Eighth Amendment”) to the Credit Agreement, dated as of August 30, 2006, with PNC Bank, National Association, as Administrative Agent and the other lenders party thereto (as amended, modified or supplemented from time to time prior to the Closing Date and by the Eighth Amendment, the “Credit Agreement”).

It is further understood and agreed to by all parties hereto that the following additional transactions will occur on or before the Closing Date (as defined below):

1.             The Partnership, the General Partner, the OLLC, Rhino Holdings, the Wexford Entities and Wexford Capital LP, a Delaware limited partnership (“Wexford”), will enter into a contribution agreement (together with the related bills of sales, conveyances and similar documents in connection with the Transactions (as defined below), the “Contribution Documents”), pursuant to which:

(a)           Each of the Wexford Entities will contribute its respective limited liability company interest in the OLLC to Rhino Holdings in exchange for a limited liability company interest in Rhino Holdings corresponding to such Wexford Entity’s limited liability company interest in the OLLC so contributed;

(b)           The Forming Members, John C. Sites, Jr. and John V. Doyle (together, the “General Partner Owners”) will enter into an equity commitment agreement (the “Equity Commitment Agreement”) pursuant to which the General Partner Owners will contribute cash (the “GP Contribution”) to the General Partner.

(c)           The General Partner will contribute the GP Contribution to the Partnership in exchange for continuation of the General Partner’s 2.0% general partner interest, as represented by 506,000 notional general partner units in the Partnership (the “GP Interest”).

(d)           Rhino Holdings will convey its limited liability company interest in the OLLC to the Partnership in exchange for (a) 8,666,400 Common Units and 12,397,000 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units” and together with the 8,666,400 Common Units, the “Sponsor Units”) and (b) the right to receive the Deferred Issuance and Distribution, as such term is defined in the Partnership Agreement (as defined below).

(e)           The Initial LP Interest will be redeemed and the initial capital contributions of the General Partner and Rhino Holdings shall thereupon be refunded, as the case may be.

(f)            In connection with a public offering of Common Units (the “Offering”), the public, through the Underwriters, will contribute cash to the Partnership pursuant to this Agreement, net of the Underwriters’ discount, in exchange for Common Units.

(g)           The Partnership will (a) pay expenses incurred in connection with the Offering, estimated at $3.0 million (excluding the Underwriters’ discount, but including an aggregate of $1.0 million of bonuses payable to certain executive officers upon consummation of the offering), and (b) contribute the remainder of the proceeds from the Offering (the “Net Proceeds”) and the GP Contribution to the OLLC as a capital contribution.

(h)           The OLLC will use the Net Proceeds and the GP Contribution to repay indebtedness outstanding under the Credit Agreement.

2.             The General Partner shall amend and restate its limited liability company agreement (as so amended and restated, the “General Partner Agreement”);

3.             The Partnership shall amend and restate its agreement of limited partnership (as so amended and restated, the “Partnership Agreement”);

4.             The OLLC shall amend and restate its limited liability company agreement (as so amended and restated, the “OLLC Operating Agreement”);

The Partnership, the General Partner and the OLLC are collectively called the “Partnership Parties.”  The Partnership Parties and the Operating Subsidiaries are the “Partnership Entities.”

The transactions contemplated in subsections (1) through (4) above are referred to herein as the “Transactions.”  The “Transaction Documents” shall mean the Contribution Documents, the Equity Commitment Agreement and the Eighth Amendment.  The “Organizational

Agreements” shall mean the OLLC Operating Agreement and the limited liability company agreements of the Operating Subsidiaries.  The “Operative Agreements” shall mean the Partnership Agreement and the General Partner Agreement.  The “Organizational Documents” shall mean the Operative Agreements or the Organizational Agreements, as applicable, of any Partnership Entity, or the certificates of limited partnership or formation or incorporation, bylaws and other organizational documents.

This is to confirm the agreement among the Partnership Parties and the several Underwriters, on whose behalf you are acting, concerning the several purchases of the Units from the Partnership by the Underwriters.

1.             Registration Statement and Prospectus.  The Registration Statement (as defined herein) (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Act; and (iii) has been declared effective under the Act.  Copies of the Registration Statement and any amendment thereto have been delivered by the Partnership to the Representative.  As used in this Agreement:

(i)            “Time of Sale” means 5:05 p.m., New York City time, on September 29, 2010;

(ii)           “Effective Date” means the date and time as of which the Registration Statement, or any post-effective amendment or amendments thereto, was or is declared effective by the Commission;

(iii)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(iv)          “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(v)           “Time of Sale Information” means, as of the Time of Sale, the most recent Preliminary Prospectus, together with the information set forth on Schedule III hereto and each Issuer Free Writing Prospectus filed with the Commission or used by the Partnership on or before the Time of Sale, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;

(vi)          “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii)         “Registration Statement” means the registration statement on Form S-1 (File No. 333-166550), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.  Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Units under Rule 462(b) of the Rules and Regulations.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof.

2.             Agreements to Sell and Purchase.  The Partnership hereby agrees to issue and sell the Firm Units to the Underwriters and, upon the basis of the representations, warranties and agreements of the Partnership Parties herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Partnership at a purchase price of $19.116 per Common Unit (the “purchase price per Unit”), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto.

The Partnership hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Partnership Parties herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus, to purchase from the Partnership up to 486,600 Additional Units at the purchase price per Unit for the Firm Units.  The Additional Units may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Units.  If any Additional Units are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Units (subject to such adjustments as you may determine to avoid fractional units) that bears the same proportion to the total number of Additional Units to be purchased by the Underwriters as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Units.  The option to purchase Additional Units may be exercised at any time within 30 days after the date of the Prospectus, but no more than once.

3.             Terms of Public Offering.  The Partnership Parties have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Units upon the terms and conditions set forth in the Prospectus.

4.             Delivery of the Units and Payment Therefor.  Delivery to the Underwriters of the Firm Units and payment therefor shall be made at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, at 10:00 a.m., New York City time, on October 5, 2010, or such other place, time and date (the “Closing Date”) as shall be determined by agreement between the Representative and the Partnership.

Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, at 10:00 a.m., New York City time, on such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representative on behalf of the Underwriters to the Partnership Parties, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Units. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Units as to which the Underwriters are exercising the option and

(ii) the names and denominations in which the certificates for which the Additional Units are to be registered.  The place of closing for the Additional Units and the Additional Closing Date may be varied by written agreement between the Representative and the Partnership.

Delivery of the Firm Units and of any Additional Units to be purchased hereunder shall be made through the facilities of The Depository Trust Company against payment of the purchase price therefore by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Partnership Parties.  Payment for the Units sold by the Partnership hereunder shall be delivered by the Representative to the Partnership.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Unit for the Firm Units and the Additional Units, if any, that the Underwriters have agreed to purchase.  Raymond James and Associates, Inc., individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5.             Covenants and Agreements of the Partnership Parties.

The Partnership Parties, jointly and severally, covenant and agree with each of the several Underwriters as follows:

(a)           Preparation of Prospectus and Registration Statement.  The Partnership Parties will use their best efforts to prepare the Prospectus and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement.  The Partnership Parties will advise you promptly and, if requested by you, will confirm such advice in writing:  (i) of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes; and (iii) within the period of time referred to in Section 5(h) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership Parties, taken as a whole, or of the happening of any event that comes to the attention of the Partnership Parties that makes any statement of a material fact made in the Registration Statement, the Time of Sale Information or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Preliminary Prospectus or the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other applicable law.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership Parties will use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.  The Partnership Parties will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Rules and Regulations before the close of business on the second business day immediately following the date hereof.

(b)           Copies of Registration Statement.  The Partnership will furnish to the Underwriters, without charge, such number of conformed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto and corresponding to the version filed in the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”) version, including financial statements and all exhibits to the registration statement as the Underwriters or the Underwriters’ counsel may reasonably request.

(c)           Post-Effective Amendments.  The Partnership will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership Parties or the Representative, be required by the Act or requested by the Commission.

(d)           Filing of Amendment or Supplement.  The Partnership will not file any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus of which you have not previously been advised or to which you have reasonably objected in writing after being so advised, unless the Partnership has determined based on the advice of counsel that such amendment, supplement or other filing is required by law.

(e)           Issuer Free Writing Prospectus.  The Partnership will not make any offer relating to the Common Units that would constitute an Issuer Free Writing Prospectus without your prior consent.  The Partnership will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document (if required to be filed pursuant to the Act) and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(f)            Copies of Preliminary Prospectus to Underwriters.  Prior to the execution and delivery of this Agreement, the Partnership Parties have delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus.  Consistent with the provisions of Section 5(h) hereof, the Partnership consents to the use, in accordance with the provisions of the Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Partnership.

(g)           Copies of Prospectus to Underwriters.  As soon after the Time of Sale as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, the Partnership Parties will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request.  The Partnership consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Units pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Units under Section 4(3) of the Act and Rule 174 of the Rules and Regulations, any event shall occur that in the judgment of the Partnership or in the reasonable opinion of counsel for the Underwriters and the Partnership is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other applicable law, the Partnership will prepare and, subject to Section 5(e) hereof, file with the Commission, an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(h)           Blue Sky Laws.  The Partnership Parties will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Units, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Units in any jurisdiction is suspended, the Partnership Parties shall so advise you promptly in writing.

(i)            Reports to Unitholders.  The Partnership will make generally available to its unitholders and to you as soon as reasonably practicable, but in any event not later than sixteen months after the effective date of the Registration Statement, a consolidated earnings statement (in form complying with the provisions of Rule 158 of the Rules and Regulations), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(j)            Copies of Reports.  Unless otherwise available on EDGAR, during the period ending two years from the date hereof, the Partnership will furnish or make available to the Underwriters (i) as soon as publicly available, a copy of each report of the Partnership mailed to unitholders or filed with the Commission or the New York Stock Exchange (“NYSE”), and (ii) from time to time such other information concerning the Partnership as the Underwriters may reasonably request.

(k)           Termination Expenses.  If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 11 or Section 12 hereof) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Partnership Parties to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Partnership agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you or the other Underwriters) reasonably incurred by you in connection herewith.

(l)            Application of Proceeds.  The Partnership will apply the net proceeds from the sale of the Units to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(m)          Lock-Up Period.  For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), the Partnership will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than (A) the Common Units issued pursuant to employee benefit plans, qualified option plans or other employee or director compensation plans existing on the date hereof or as contemplated in the Registration Statement, Time of Sale Information and the Prospectus, and (B) purchases of Common Units in open market transactions following the completion of the offering and sale of the Units and transfers of such Common Units to employees, officers or directors by employee benefit plans, qualified option plans to other employee or director compensation plans or arrangements existing on the date hereof), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof or as contemplated in the Registration Statement, Time of Sale Information and the Prospectus), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8) or (4)

publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative, on behalf of the Underwriters, and to cause the executive officers and directors of the General Partner and the unitholders of the Partnership set forth on Schedule IV hereto to furnish to the Representative, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or announces material news or the occurrence of a material event relating to the Partnership or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Section 5(n) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representative, on behalf of the Underwriters, waive such extension in writing.

(n)           Interim Financial Statements.  Prior to the Closing Date or the Additional Closing Date, as the case may be, the Partnership Parties will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Partnership for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(o)           Exchange Act Reports.  The Partnership during the period when the Prospectus is required to be delivered under the Act will file all documents required to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) within the time periods required by the Exchange Act.

(p)           Undertakings.  The Partnership will comply with all provisions of any undertakings contained in the Registration Statement.

(q)           Stabilization.  The Partnership will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of any of the Units.

(r)            NYSE.  The Partnership will timely file with the NYSE all documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(s)           Transfer Agent.  The Partnership shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Units will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Units.

(t)            No Distribution of Other Offering Materials.  None of the Partnership Entities shall distribute and, prior to the later to occur of the Closing Date or any Additional Closing Date and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, the Prospectus and any Issuer Free

Writing Prospectus to which the Representative has consented in accordance with this Agreement.

6.             Representations and Warranties of the Partnership Parties.

The Partnership Parties hereby, jointly and severally, represent and warrant to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a)           Partnership Not an “Ineligible Issuer.”  The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the Closing Date and the Additional Closing Date, as the case may be, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(b)           Form of Documents.  The Registration Statement conformed in all material respects on the Effective Date and will conform in all material respects on each of the Closing Date and the Additional Closing Date, as the case may be, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Act and the Rules and Regulations.  The most recent Preliminary Prospectus conformed, in all material respects, and the Prospectus will conform, in all material respects, to the applicable requirements of the Act and the Rules and Regulations when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the Closing Date and the Additional Closing Date, as the case may be.

(c)           No Material Misstatements or Omissions in Registration Statement.  The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(d)           No Material Misstatements or Omissions in Prospectus.  The Prospectus will not, as of its date and on the Closing Date and the Additional Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(e)           No Material Misstatements or Omissions in Time of Sale Information.  The Time of Sale Information did not, as of the Time of Sale, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(f)            No Material Misstatements or Omissions in Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Time of Sale Information at the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(g)           Issuer Free Writing Prospectus Conform to the Requirements of the Act.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.  The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.  The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.

(h)           Ownership of the General Partner.  At the Closing Date and the Additional Closing Date, as the case may be, the only issued liability company interests in the General Partner will consist of Class A membership interests (“Class A Membership Interests”).  The General Partner Owners will own 100% of the Class A Membership Interests in the General Partner; such Class A Membership Interests will be duly authorized and validly issued in accordance with the General Partner Agreement and will be fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the General Partner Owners will own such Class A Membership Interests free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), except as described in the Registration Statement, Time of Sale Information and Prospectus.

(i)            Power and Authority to Act as the General Partner.  The General Partner has the requisite limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(j)            Ownership of the General Partner Interest in the Partnership.  The General Partner is, and at the Closing Date and the Additional Closing Date, as the case may be, after giving effect to the Transactions, will be the sole general partner of the Partnership and will own the GP Interest; such GP Interest will be duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner will own such GP Interest and free and clear of all Liens.

(k)           Ownership of the Incentive Distribution Rights.  At the Closing Date and the Additional Closing Date, as the case may be, after giving effect to the Transactions, the General Partner will own all of the incentive distribution rights, as such term is defined in the Partnership Agreement (the “Incentive Distribution Rights”); such Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607, and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner will own such Incentive Distribution Rights free and clear of all Liens.

(l)            No Other Subsidiaries of the General Partner.  Other than with respect to the other Partnership Entities or any subsidiaries which, individually or in the aggregate, would not be deemed to be a “significant subsidiary” of the General Partner (as such term is defined in Section 1-02(w) of Regulation S-X of the Act), the General Partner does not own, and at the Closing Date and the Additional Closing Date, as the case may be, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(m)          No Other Subsidiaries of the Partnership.  Other than (i) the Partnership’s ownership of 100% of the limited liability company interest in the OLLC, (ii) the OLLC’s ownership, directly or indirectly, of 100% of the limited liability company interest in each of the Operating Subsidiaries (with the exception of Rhino Eastern), and (iii) any subsidiaries which, individually or in the aggregate, would not be deemed to be a “significant subsidiary” of the Partnership (as such term is defined in Section 1-02(w) of Regulation S-X of the Act), neither the Partnership nor the OLLC owns, and at the Closing Date and the Additional Closing Date, as the case may be, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(n)           Capitalization of the Partnership.  Assuming no purchase by the Underwriters of any Additional Units, at the Closing Date, after giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership will consist of 12,399,500 Common Units (including 2,500 Common Units issued pursuant to the Partnership’s long-term incentive plan), 12,397,000 Subordinated Units, the GP Interest and the Incentive Distribution Rights; and other than the Sponsor Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the Partnership’s long-term incentive plan, the Firm Units will be the only limited partner interests in the Partnership issued and outstanding at the Closing Date or the Additional Closing Date, as the case may be.

(o)           Duly Authorized and Validly Issued Units.  At the Closing Date or the Additional Closing Date, as the case may be, the Firm Units or the Additional Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act).

(p)           No Preemptive Rights, Options or Registration Rights.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus or as provided in the Operative Agreements or the Credit Agreement, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, Common Units or other equity securities of any Partnership Entity or (ii) outstanding options or warrants to purchase any Common Units or other equity interests in any Partnership Entity.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any Partnership Entity, except such rights as have been waived or satisfied.

(q)           Conformity of Units to Description in the most recent Preliminary Prospectus.  The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the Incentive Distribution Rights and the GP Interest, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Documents, will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(r)            Formation and Qualification of the Partnership Entities.  Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of formation, with all limited partnership or limited liability company power and authority, as applicable, necessary to own, operate or lease its properties and to conduct its business, in each case, in all material respects, as presently conducted and as described in the Registration Statement, Time of Sale Information and the Prospectus (and any amendment or supplement thereto), and is duly registered or qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership Entities and their respective subsidiaries, taken as a whole (a “Material Adverse Effect”).

(s)           Ownership of the Sponsor Units.  Assuming no purchase by the Underwriters of the Additional Units on the Closing Date, at any Additional Closing Date, after giving effect to the Transactions, Rhino Holdings will (i) own the Sponsor Units; (ii) the Sponsor Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and (iii) Rhino Holdings will own the Sponsor Units free and clear of all Liens.

(t)            Ownership of the Partnership Subsidiaries.  At the Closing Date and the Additional Closing Date, as the case may be, (i) the Partnership will be the sole member of the OLLC and will own 100% of the limited liability company interests in the OLLC, (ii) the OLLC will be the sole member of each of the Operating Subsidiaries (with the exception of Hopedale and Rhino Eastern) and will own 100% of the limited liability company interests in each of the Operating Subsidiaries (with the exception of Hopedale and Rhino Eastern), (iii) Rhino Northern will be the sole member of Hopedale and will own 100% of the limited liability company interests in Hopedale, and (iv) Rhino WV will own 51% of the limited liability company interests in Rhino Eastern.  Such limited liability company interests will be duly authorized and validly issued in accordance with the applicable Organizational Agreement and will be fully paid (to the extent required under such Organizational Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and each of the Partnership, the OLLC, Rhino Northern and Rhino WV will own such limited liability company interests free and clear of all Liens, other than those set forth in the Registration Statement, the Time of Sale Information and the Prospectus and other than those pursuant to the Credit Agreement.

(u)           Authority.  Each of the Partnership Parties has the requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder.  The Partnership has the requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Time of Sale Information and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Documents.  At each Closing Date and Additional Closing Date, as the case may be, all partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their respective stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the GP Interest and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements shall have been validly taken.

(v)           Authorization, Execution and Delivery of this Agreement.  This Agreement has been duly authorized and validly executed and delivered by or on behalf of the Partnership Parties.

(w)          Authorization, Execution and Enforceability of Certain Agreements.  At or before the Closing Date:

(i)            the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii)           the General Partner Agreement will have been duly authorized, executed and delivered by the General Partner Owners and will be a valid and legally binding agreement of the General Partner Owners, enforceable against the General Partner Owners in accordance with its terms;

(iii)          the Organizational Agreements will have been duly authorized, executed and delivered by the Partnership Entities party thereto, and will be a valid and legally binding agreement of such Partnership Entity, enforceable against such Partnership Entity in accordance with their respective terms; and

(iv)          each of the Transaction Documents will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of such parties, enforceable against such parties in accordance with their respective terms;

provided, that, with respect to each such agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(x)            Legal Sufficiency of Contribution Documents.  The Contribution Documents will be legally sufficient to transfer or convey, directly or indirectly, all of the limited liability company interests of the OLLC to the Partnership as contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in the Registration Statement, Time of Sale Information and Prospectus.  The Partnership, upon consummation of the Transactions pursuant to the Contribution Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the pro forma financial statements of the Partnership.

(y)           No Legal Proceedings or Contracts to be Described or Filed.  There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Entities or their respective subsidiaries or to which any of the Partnership Entities or their respective subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) that are not described as required by the Act.  There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act or the Rules and Regulations.

(z)            Litigation.  Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is (i) no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Partnership Parties, threatened, against or involving the Partnership Entities or their respective subsidiaries, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities or their respective subsidiaries and that would reasonably be expected to individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect.

(aa)         No Defaults.  None of the Partnership Entities or their respective subsidiaries (i) is in violation of its Organizational Documents, (ii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) is in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the transactions (including the Transactions) contemplated under this Agreement.

(bb)         No Consents.  No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or their respective subsidiaries or any of their respective properties is required in connection with (i) the offering, issuance, and sale by the Partnership of the Units, (ii) the execution, delivery, and performance of this Agreement or the Transaction Documents by the Partnership Entities party hereto or thereto, or (iii) the consummation by such Partnership Entities of the Transactions, except (A) such as have been, or prior to the Closing Date or the Additional Closing Date, as the case may be, will be, obtained, (B) such as may be required under the Act, the Exchange Act, the Blue Sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated herein and in the Time of Sale Information and the Prospectus, and (C) such that the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions.

(cc)         No Conflicts.  None of the (i) offering, issuance and sale of the Units by the Partnership, (ii) execution, delivery or performance of this Agreement or the Transaction Documents by the Partnership Parties or (iii) consummation by the Partnership Entities of the Transactions (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions.

(dd)         Private Placement.  The sale and issuance of (i) the Sponsor Units to Rhino Holdings and (ii) the Incentive Distribution Rights and the GP Interest to the General Partner are exempt from the registration requirements of the Act and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.  The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Act or the interpretations thereof by the Commission.

(ee)         Independent Registered Public Accounting Firm.  Deloitte & Touche LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act, the Rules and Regulations and the Public Company Accounting Oversight Board.

(ff)           Reserve Engineer.  The information supplied to Marshall Miller & Associates, Inc. (“MM&A”), independent reserve engineers, for purposes of preparing the reserve reports was true and correct in all material respects on April 22, 2010, the date of the reserve report, and was prepared in all material respects in accordance with customary industry practices.  MM&A, were, as of the date of such report, and are, as of the date hereof, independent reserve engineers with respect to the Partnership.

(gg)         Rights of Way.  At each Closing Date or Additional Closing Date, as the case may be, each of the Partnership Entities or their respective subsidiaries will have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, except for such rights-of-way the failure of which to have obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated in the Registration Statement, the Time of Sale Information and the Prospectus; at each Closing Date or Additional Closing Date, as the case may be, each Partnership Entity will have fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failure to perform, revocations, terminations and impairments that would not reasonably be expected to have a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, subject in each case to such qualification as may be set forth in the Time of Sale Information and the Prospectus.

(hh)         Statistical and Market-Related Data.  The statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate in all material respects.

(ii)           Financial Statements.  The historical financial statements, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the respective dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The summary historical and pro forma financial data included in the most recent Preliminary Prospectus under the caption “Summary—Summary Historical Consolidated and Condensed Consolidated and Pro Forma Condensed Consolidated Financial and Operating Data” in the Registration Statement, the Time of Sale Information and the Prospectus and the selected historical and pro forma financial data set forth under the caption “Selected Historical Consolidated and Pro Forma Condensed Consolidated Financial and Operating Data” included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma condensed consolidated financial statements, as applicable, from which they have been derived, except as described therein.  The other financial data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) has been derived from the accounting records of the Partnership and its subsidiaries, and presents fairly, in all material respects, the information purported to be shown thereby.

(jj)           Pro Forma Financial Statements.  The pro forma condensed consolidated financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Time of Sale Information and the Prospectus. The pro forma financial statements included in the Time of Sale Information and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act.

(kk)         Sarbanes-Oxley Act of 2002.  At each Closing Date or Additional Closing Date, as the case may be, the Partnership, and to the knowledge of the Partnership Parties, the directors and officers of the General Partner, in their capacity as such, will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated therewith and the rules of the NYSE that are effective and applicable to the Partnership.

(ll)           Conduct of Business.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto) and except with respect to RM Hydro Power Private Limited and BR Hydro Energy Private Limited, none of the Partnership Entities or their respective subsidiaries has (i) incurred any liabilities or obligations, indirect, direct or contingent, that are material to the Partnership Entities, taken as a whole, other than liabilities and obligations incurred in the ordinary course of business, (ii) entered into any transaction that is not in the ordinary course of business that is material to the Partnership Entities, taken as a whole or (iii) except with respect to Rhino Eastern, issued or granted any securities or paid or declared any dividends or other distributions with respect to any class of its securities.

(mm)       No Material Adverse Change.  (i) None of the Partnership Entities or their respective subsidiaries, directly or indirectly, has sustained since the date of the latest audited financial statements included in the Time of Sale Information and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree and (ii) since such date there has not been any change in the capitalization or material increase in long-term debt of the Partnership Parties, or any adverse change in or affecting the condition (financial or other), business, prospects, properties or results of operations of the Partnership Parties, taken as a whole, in each case except as set forth or contemplated in the Time of Sale Information and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

(nn)         NYSE Listing.  The Units have been approved for listing on the NYSE, subject to official notice of issuance.

(oo)         Stabilization.  The Partnership has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute under the Exchange Act, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(pp)         Tax Returns.  The Partnership Entities have filed (or have obtained extensions with respect to) all material tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not reasonably be expected to result in a Material Adverse Effect.

(qq)         Affiliate Transactions.  Except as set forth in the Time of Sale Information and the Prospectus or as provided in the Equity Commitment Agreement, there is no relationship, direct or indirect, that exists between any of the Partnership Entities on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the Partnership Entities on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(rr)           Investment Company.  The Partnership is not an “investment company” or a company “controlled by” an investment company, each within the meaning of the Investment Company Act of 1940, as amended.

(ss)         Title to Properties.  As of the Closing Date and the Additional Closing Date, as the case may be, each of the Partnership Entities and their respective subsidiaries, directly or indirectly, has good and indefeasible title to all real property and good title to all personal property described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all Liens except (i) such as are described in the Time of Sale Information and the Prospectus or (ii) such as would not reasonably be expected to have a Material Adverse Effect, provided, however, that all real property and buildings held under lease by the Partnership Entities and their respective subsidiaries are, directly or indirectly, held under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties taken as a whole as described in the Time of Sale Information and the Prospectus.

(tt)           Permits.  Each of the Partnership Entities and their respective subsidiaries has all permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Governmental Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus except for any Governmental Permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Partnership Entities and their respective subsidiaries has fulfilled and performed all of its obligations with respect to such Governmental Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Governmental Permits, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus except as described in the Time of Sale Information and the Prospectus or for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(uu)         Disclosure Controls.  The Partnership Entities maintain disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 promulgated under the Exchange Act), that (i) are designed to provide reasonable assurance that material information relating to the Partnership Entities is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of the General Partner to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they are established to the extent required by 13a-15 and 15d-15 of the Exchange Act.

(vv)         Books and Records.  Each Partnership Entity (i) makes and keeps accurate books and records and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ww)       Foreign Corrupt Practices Act.  None of the Partnership Entities, nor, to the knowledge of the Partnership Parties, any director, officer, employee or agent of the Partnership Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977.

(xx)          No Changes in Internal Controls.  Since the date of the most recent balance sheet of the OLLC reviewed by Deloitte & Touche LLP, (i) none of the Partnership Entities has been advised by Deloitte & Touche LLP of (A) any significant deficiencies in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls over financial reporting affecting any of the Partnership Entities, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership Entities, and (ii) since that date, there have been no significant changes in the internal controls of any of the Partnership Entities that materially affected or are reasonably likely to materially affect any internal controls over financial reporting relating to any of the Partnership Entities.

(yy)         Environmental Laws.  Except as described in the Time of Sale Information and the Prospectus, each of Partnership Entities and their respective subsidiaries (i) is, and at all times prior hereto within the applicable statute of limitations has been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in material compliance with all terms and conditions of any such permits and (iv) has not received notice of any actual or alleged violation of Environmental Law and does not have any potential liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to obtain or maintain required permits, failure to comply with the terms and conditions of such permits, any notice of alleged violation or any liability in connection with such releases would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities or their respective subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (y) none of the Partnership Entities or their respective subsidiaries anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business for the purchase of equipment used in mining and reclamation or related activities. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(zz)          Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the any of the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(aaa)       OFAC.  (i) None of the Partnership Entities or, to the knowledge of the Partnership Parties, any director or officer of any of the Partnership Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) nor (B) located, organized or resident in a country or territory that is the subject of sanctions administered or enforced by OFAC (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria) and (ii) the Partnership Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (A) to fund any activities or business of any Person currently the subject of sanctions administered or enforced by OFAC or (B) in any other manner that will result in a violation of sanctions administered or enforced by OFAC by any Person.

(bbb)      Intellectual Property.  Each of the Partnership Entities is the record holder of or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and none of the Partnership Entities has received any notice of any claim of conflict with, any such rights of others, except as such conflict which would not, individually or in the aggregate, have a Material Adverse Effect.

(ccc)       FINRA Affiliation.  To the knowledge of the Partnership Parties, no officer, director or nominee for director of the Partnership Parties has a direct or indirect affiliation or association with any member of the FINRA.

(ddd)      Insurance.  The Partnership Entities maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated.  All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and the Additional Closing Date, as the case may be.

(eee)       ERISA.  The Partnership Entities and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Partnership, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws.  “ERISA Affiliate” means, with respect to the Partnership or any subsidiary thereof, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”), of which the Partnership or such subsidiary is a member.  No “reportable event” (as defined in ERISA, but excluding any event for which the 30-day notice period is waived) has occurred that has not been timely reported or is reasonably expected to occur with respect to any “employee pension benefit plan” established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates.  No “employee pension benefit plan” that is subject to Title IV of ERISA and that is established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates, if such “employee pension benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA).  Neither the Partnership, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability that will, in the aggregate, result in a Material Adverse Effect either:  (i) under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee pension benefit plan” or (ii) under Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee pension benefit plan” established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

(fff)         Forward Looking Statements.  Each of the statements made by the Partnership in the Registration Statement, the Time of Sale Information, and the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

7.             Expenses.  Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Partnership Parties agree to pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) consistent with the provisions of Section 5(i), all expenses in connection with the qualification of the Units for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the FINRA of the fairness of the terms of the sale of the Units; (v) the fees and expenses associated with listing the Common Units on the NYSE; (vi) the cost of preparing unit certificates; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Units to the respective Underwriters; (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (x) the transportation, lodging, graphics and other expenses incidental to the Partnership’s preparation for and participation in the “roadshow” for the offering contemplated hereby provided, however, that the Underwriters will pay for 50 percent of the costs and expenses of any chartered flight, except for flights originating or terminating in Lexington, Kentucky on which there is no representative of the Representative; provided that such amount shall not exceed $30,000.  Except as provided in this Section 7 and in Section 5(l) hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.

8.             Indemnification and Contribution.

(a)           Subject to the limitations in this Section 8, the Partnership Parties agree to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 of the Rules and Regulations) of such Underwriter who has, or who is alleged to have participated in the distribution of the Units or are involved in effecting the distribution of the Units (such affiliates being referred to herein as “Participating Affiliates”) from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Partnership Parties by or on behalf of any Underwriter through you, expressly for use in connection therewith.  This indemnification shall be in addition to any liability that the Partnership Parties may otherwise have.

(b)           If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Partnership Parties, such Underwriter or such controlling person or such Participating Affiliate shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), but failure to so notify the indemnifying party or any delay in providing such notice shall not relieve such indemnifying party from any liability hereunder except to the extent of any actual prejudice incurred as a result of such failure or delay.  Such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel.  Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel in a written opinion, a copy of which is provided by the indemnifying party(s), that one or more legal defenses may be available to the Underwriter that are inconsistent with any legal defenses asserted by the Partnership Parties, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Partnership Parties shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in Section 8(a).

(c)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, their directors, their officers who sign the Registration Statement and any person who controls the Partnership Parties within the meaning of Section 15 of the Act, to the same extent as the foregoing several indemnity from the Partnership Parties to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Partnership Parties, any of their directors, any of their officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Partnership Parties by paragraph (b) above (except that if the Partnership Parties shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Partnership Parties, their directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

(d)           In any event, no indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), (i) settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the indemnified parties or any person who controls the indemnified parties is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)           If the indemnification provided for in Section 8(a) or (c) is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand, and the Underwriters on the other hand, from the offering and sale of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Units hereunder, any determination of the relative benefits received by the Partnership Parties or the Underwriters from the offering of the Units shall include the net proceeds (before deducting expenses) received by the Partnership Parties and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Units, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Partnership Parties on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)            The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an indemnified party as a result of the Damages referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Units underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 10 hereof) and not joint.

(g)           Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor.  The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Partnership Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Partnership Parties, their directors or officers or any person controlling the Partnership Parties, (ii) acceptance of any Units and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Partnership Parties, their directors or officers or any person controlling or affiliated with the Partnership Parties, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.             Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Rules and Regulations within the applicable time period prescribed for such filing by the Rules and Regulations; all material required to be filed pursuant to Rule 433(d) under the Rules and Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Rules and Regulations; if the Partnership has elected to rely upon Rule 462(b) under the Rules and Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

(b)           You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any change in the capitalization or any material change in the long-term debt of the Partnership Parties, or any adverse change in or affecting the condition (financial or other), business, prospects, properties or results of operations of the Partnership Parties, taken as a whole, in each case, except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, and as would not reasonably be expected to have a Material Adverse Effect and (ii) none of the Partnership Entities or their respective subsidiaries, directly or indirectly, has sustained since the date of the latest audited financial statements included in the Time of Sale Information and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree.

(c)           No Underwriter shall have discovered and disclosed to the Partnership Parties on or prior to the Closing Date and the Additional Closing Date, as the case may be, that the Prospectus contains an untrue statement of a fact which, in the opinion of counsel to the Underwriters and counsel to the Partnership Parties, is material or omits to state a fact which, in the opinion of such counsels, is material and is required to be stated therein or is necessary, in the light of the circumstances under which such statements were made, to make the  statements therein not misleading.

(d)           You shall have received on the Closing Date or the Additional Closing Date, as the case may be, an opinion of Vinson & Elkins L.L.P., counsel to the Partnership Parties, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Exhibit B-1 hereto.

(e)           You shall have received on the Closing Date or the Additional Closing Date, as the case may be, an opinion of Joseph R. Miller, General Counsel of the General Partner, in form and substance reasonably satisfactory to the Representative substantially to the effect set forth in Exhibit B-2 hereto.

(f)            You shall have received on the Closing Date or the Additional Closing Date, as the case may be, an opinion of Arthur H. Amron, General Counsel of the Wexford, in form and substance reasonably satisfactory to the Representative substantially to the effect set forth in Exhibit B-3 hereto.

(g)           You shall have received on the Closing Date or the Additional Closing Date, as the case may be, an opinion of Latham & Watkins LLP, as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Units, the Registration Statement and other related matters as you may reasonably request, and the Partnership Parties and their counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(h)           You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from (i) the firm of Deloitte &

Touche LLP, independent certified public accountants and (ii) the firm of Marshall Miller & Associates, Inc., independent reserve engineers, substantially in the forms heretofore approved by you.

(i)            (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Partnership Entities, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; and (iii) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith.

(j)            You shall have received a certificate of the Partnership, signed on behalf of the Partnership by the Chief Executive Officer and the Chief Financial Officer of the General Partner, dated the Closing Date or the Additional Closing Date, as the case may be, to the effect that the signers of such certificate have examined the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that: (i) the representations and warranties of the Partnership Parties in this Agreement are true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date or the Additional Closing Date, as the case may be, with the same effect as if made on such Closing Date or Additional Closing Date, as the case may be, and the Partnership Parties have complied with all the agreements and satisfied all the conditions, in each case, in all material respects, on its part to be performed or satisfied at or prior to the Closing Date or Additional Closing Date, as the case may be, (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; (iii) since the date of the most recent financial statements included in the Time of Sale Information and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Information and the Prospectus and (iv) the Registration Statement, as of the Effective Date, the Prospectus, as of its date and on the Closing Date or the Additional Closing Date, as the case may be, or the Time of Sale Information, as of the Time of Sale, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(k)           The Partnership Parties shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(l)            At or prior to the Closing Date, you shall have received the Lock-Up Agreements from each of the parties listed on Schedule IV hereto substantially in the form of Exhibit A attached hereto.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (d), (e), (f) and (g) shall be revised to reflect the sale of Additional Units.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Partnership Parties of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10.           Effective Date of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by each of the parties hereto.

11.           Defaulting Underwriters.  If any one or more of the Underwriters shall fail or refuse to purchase Firm Units that it or they have agreed to purchase hereunder, and the aggregate number of Firm Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Units, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters of Raymond James & Associates, Inc., to purchase the Firm Units that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units and arrangements satisfactory to you and the Partnership Parties for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Partnership Parties.  In any such case that does not result in termination of this Agreement, either you or the Partnership Parties shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.  The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with the Representative’s approval and the approval of the Partnership, purchases Units that a defaulting Underwriter is obligated, but fails or refuses, to purchase.

12.           Termination of Agreement.  This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Partnership Parties by notice to the Partnership Parties, if prior to the Closing Date or the Additional Closing

Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, (i) trading in the Common Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or materially limited, or minimum prices shall have been generally established on such exchange, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market or deliver the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto). Notice of such termination shall be promptly given to the Partnership Parties and their counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

13.           Information Furnished by the Underwriters.  The Partnership Parties acknowledge that (i) the list of Underwriters and their respective participation in the sale of Units, (ii) the first, second and fourth sentences of the fourth paragraph, (iii) each paragraph under the sub-caption “Stabilization,” (iv) the  paragraph under the sub-caption “Relationships,” (v) the first paragraph under the sub-caption “Electronic Prospectus”, and (vi) the paragraph under the sub-caption “FINRA Rules”, each under the caption “Underwriting” in the most recent Preliminary Prospectus and Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(c), 6(d), 6(e), 6(f) and 8 hereof.

14.           Miscellaneous.  Except as otherwise provided in Section 5 and Section 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(a)                                  to the Partnership Parties

Joseph R. Miller
424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
Tel:  (859) 389-6500
Fax:  (859) 389-6588

with a copy to

Mike Rosenwasser
Brenda K. Lenahan
Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, New York 10103
Tel: (212) 237-0000
Fax: (212) 237-0100

(b)                                 to the Underwriters

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida  33716
Attention:  John Critchlow
Tel:  (800) 248-8863
Fax:  (727) 567-8247

with a copy to

Charles E. Carpenter
Sean T. Wheeler
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Tel: (212) 906-1200
Fax: (212) 751-4864

This Agreement has been and is made solely for the benefit of the several Underwriters, the Partnership Parties and their directors and officers and other controlling persons referred to in Section 8 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement.  Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Units in his status as such purchaser.

15.           No Fiduciary Duty.  Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Partnership Parties acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to the Partnership Parties in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Units was established by the Partnership Parties and the Underwriters based on discussions and arms’ length negotiations and the Partnership Parties understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Partnership Parties acknowledge that the Underwriters may have financial interests in the success of the this offering that are not limited to the difference between the price to the public and the purchase price paid to the Partnership by the Underwriters for the Units and that such interests may differ from the interests of the Partnership Parties.  The Partnership Parties hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Partnership Parties may have against the

Underwriters with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Partnership Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Partnership Parties or any of their respective members, managers, employees or creditors.

16.           Applicable Law; Counterparts.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

17.           USA PATRIOT Act.  In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.           Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Partnership Parties and their successors and assigns and any successor or assign of any substantial portion of the Partnership Parties and any of the Underwriters’ respective businesses and/or assets.  No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

19.           Waiver of Jury Trial.  The Partnership Parties and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

Please confirm that the foregoing correctly sets forth the agreement among the Partnership Parties and the several Underwriters.

Very truly yours,

RHINO RESOURCE PARTNERS LP

By: Rhino GP LLC, its general partner

By:	/s/ David Zatezalo

David Zatezalo
President and Chief Executive Officer

RHINO GP LLC

By:	/s/ David Zatezalo

David Zatezalo
President and Chief Executive Officer

RHINO ENERGY LLC

By:	/s/ David Zatezalo

David Zatezalo
President and Chief Executive Officer

Signature Page to Underwriting Agreement

CONFIRMED as of the date first above

mentioned, on behalf of the Representative

and the other several Underwriters named in

Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Kenneth M. Nelson

Kenneth M. Nelson
Managing Director - Equity Syndicate

Signature Page to Underwriting Agreement

SCHEDULE I - UNDERWRITERS

Name	Firm Units
Raymond James & Associates, Inc.	1,946,400
RBC Capital Markets Corporation	648,800
Stifel, Nicolaus & Company, Incorporated	648,800
Total:	3,244,000

Schedule I to Underwriting Agreement

SCHEDULE II - RHINO ENERGY LLC OWNERSHIP

Artis Investors LLC, a Delaware limited liability company

Callidus Investors LLC, a Delaware limited liability company

Peter Savitz, an individual

Solitair LLC, a Delaware limited liability company

Taurus Investors LLC, a Delaware limited liability company

Valentis Investors LLC, a Delaware limited liability company

Wexford Offshore CAM Common Corp., a Delaware corporation

Wexford Offshore CAM Preferred Corp., a Delaware corporation

Wexford Partners Investment Co. LLC, a Delaware limited liability company

Wexford Spectrum Fund, L.P., a Delaware limited partnership

Wexford Spectrum Fund Liquidating LLC, a Delaware limited liability company

Schedule II to Underwriting Agreement

SCHEDULE III — FREE WRITING PROSPECTUS

None

Schedule III to Underwriting Agreement

SCHEDULE IV — SIGNATORIES TO LOCK-UP LETTERS

•                  Rhino Energy Holdings LLC

•                  Wexford GP LLC

•                  Charles E. Davidson

•                  Mark D. Zand

•                  Jay L. Maymudes

•                  Arthur H. Amron

•                  Kenneth A. Rubin

•                  Mark L. Plaumann

•                  Douglas Lambert

•                  James F. Tompkins

•                  Joseph M. Jacobs

•                  David G. Zatezalo

•                  Richard A. Boone

•                  Christopher N. Moravec

•                  Andrew W. Cox

•                  Reford C. Hunt

Schedule IV to Underwriting Agreement

EXHIBIT A

, 2010

[NAME AND ADDRESS OF COMPANY]

RAYMOND JAMES & ASSOCIATES, INC.

As Representative of the Several Underwriters

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Re:                          Rhino Resource Partners LP (the “Partnership”) -
Restriction on Common Unit Sales

Dear Madams and Sirs:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units (the “Common Units”) representing limited partner interests in Rhino Resource Partners LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of Raymond James & Associates, Inc., that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Common Units , or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Common

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Units held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Securities”), pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 180 days after the date of the Partnership’s Prospectus first filed pursuant to Rule 424(b) promulgated under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of Raymond James & Associates, Inc. or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Partnership to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Securities or other securities of the Partnership held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Partnership under the Act, including under the Registration Statement, during the Lock-Up Period, notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the company issues a release concerning earnings or material news or a material event relating to the company occurs; or (y) prior to the expiration of the Lock-Up Period, the company announces it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period; the restrictions imposed in this letter agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Securities during the Lock-Up Period, even if such Lock-Up Securities would be disposed of by someone other than such holder.  Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Securities.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to:

(i)            the Common Units being offered in the prospectus included in the Registration Statement;

(ii)           any grant or exercise of options pursuant to the Partnership’s stock option plans; or

(iii)          (i) to an affiliate or (ii) as a bona fide gift (provided that in the case of any such transfer (A) the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this lock-up letter agreement and (B) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Common Units, shall be required or voluntarily made during the Lock-Up Period).

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, you will release the undersigned from the obligations under this letter agreement.

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In furtherance of the foregoing, the Partnership and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this letter.  This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.  Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

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EXHIBIT B-1

FORM OF OPINION OF VINSON & ELKINS L.L.P.

(i)            The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware, with all requisite limited partnership power and authority to own or lease its properties and to conduct its business in all material respects.  The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction set forth on a schedule to such counsel’s opinion.

(ii)           The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with all requisite limited liability company power and authority to own or lease its properties and to conduct its business in all material respects.  The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth on a schedule to such counsel’s opinion.

(iii)          Each of the OLLC and the Operating Subsidiaries is validly existing in good standing as a limited liability company under the Delaware LLC Act, with all requisite limited liability company power and authority to own or lease its properties and to conduct its business in all material respects.  Each of the OLLC and the Operating Subsidiaries is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth on a schedule to such counsel’s opinion.

(iv)          The General Partner has all the necessary limited liability company power and authority to serve as general partner of the Partnership in all material respects.

(v)           The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(vi)          The General Partner owns all of the Incentive Distribution Rights; such Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the Incentive Distribution Rights free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel,

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without independent investigation, other than those created by or arising under the Delaware LP Act.

(vii)         Rhino Holdings owns all of the Sponsor Units; such Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Rhino Holdings owns such Sponsor Units free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Rhino Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(viii)        The Units to be issued and sold to the Underwriters pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act).  Other than the Sponsor Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to long-term incentive plans of the Partnership adopted or administered by the General Partner, the Units are the only limited partner interests of the Partnership issued and outstanding.

(ix)          Except as described in the Registration Statement, the Time of Sale Information and the Prospectus or as provided in the Operative Agreements, the Credit Agreement or the registration rights agreement, dated October 5, 2010, by and between the Partnership and Rhino Holdings, (A) there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interest in any of the Partnership Entities pursuant to their Organizational Documents or any agreement listed as an exhibit to the Registration Statement to which any of the Partnership Entities is a party or by which any of them may be bound; and (B) to the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.

(x)           After giving effect to the Transactions and the offering of the Units, the Partnership will own 100% of the limited liability company interests in the OLLC;  such limited liability company interests will have been duly authorized and validly issued in accordance with the OLLC Agreement, and will be fully paid (to the extent required under the OLLC Agreement) and nonassessable (except as such nonassessability may be affected by the matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act), and the Partnership owns such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those set forth in

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the Registration Statement, the Time of Sale Information and the Prospectus or created by or arising under the Delaware LLC Act or pursuant to the Credit Agreement.

(xi)          Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder.  The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Time of Sale Information and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Documents.  All limited partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements by each of the Partnership Entities and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements has been validly taken.

(xii)         This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(xiii)        (A)          The Transaction Documents (except the Eighth Amendment), the Operative Agreements and the OLLC Agreement have been duly authorized, executed and delivered by the Partnership Entities party thereto and are valid and legally binding agreements of the Partnership Entities party thereto, enforceable against such Partnership Entities party thereto in accordance with their terms; and

(B)          The Eighth Amendment has been duly authorized, executed and delivered by the Partnership Entities party thereto;

provided, that, with respect to each such agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xiv)        The Contribution Documents are in a form legally sufficient as between the parties thereto to transfer or convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the ownership interests, assets and rights purported to be transferred thereby (other than transfers or conveyances that are not governed by an organizational document of Partnership Entity or the laws of Delaware, New York or the United States of America, as to which we express no opinion), as described in the Contribution Documents, subject to the conditions, reservations and limitations contained in the Contribution Documents.

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(xv)         None of (A) the offering, issuance or sale by the Partnership of the Units or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus, (B) the execution, delivery and performance of this Agreement or the Transaction Documents by the Partnership Entities which are parties hereto or thereto, as the case may be, or (C) the consummation of the transactions (including the Transactions) contemplated by this Agreement or the Transaction Documents, (1) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents, (2) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any agreement or instrument filed as an exhibit to the Registration Statement, (3) violates or will violate the Delaware LLC Act, the Delaware LP Act, the laws of the State of New York or federal law, (4) violates or will violate any order, judgment, decree or injunction known to us of any U.S. Federal or Delaware court or governmental agency or authority having jurisdiction over any of the Partnership Entities or their subsidiaries, or any of their properties or assets in a proceeding in which any of them or their respective property is a party or (5) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities under any agreement filed as an exhibit to the Registration Statement to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, which breaches, violations, defaults, or Liens, in the case of clauses (2), (3), (4) or (5) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, it being understood that such counsel need not express an opinion in clause (3) of this paragraph (xv) with respect to any securities or other anti-fraud law.

(xvi)        The opinion letter of Vinson & Elkins LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion letter as if it were addressed to them.

(xvii)       No permit, consent, approval, authorization, order, registration, filing of or with any federal or Delaware court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Transaction Documents by the Partnership Entities party thereto or the consummation of the transactions (including the Transactions) contemplated by this Agreement or the Transaction Documents except (1) such as required under the Securities Act, the Exchange Act,  the Blue Sky laws of any jurisdiction or the by-laws and rules of the FINRA, as to which such counsel need not express any opinion, and (2) such as have been obtained or made and (3) such that the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xviii)      The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

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(xix)        The Registration Statement and the Prospectus, as of their respective effective or issue dates (except for the financial statements and the related notes and schedules thereto and the auditor’s report thereon, the coal reserve and related statistical data and the other financial and accounting data included therein or in exhibits to or excluded from the Registration Statement, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act.

(xx)         The Partnership is not, and after the sale of the Units to be sold by the Partnership pursuant to this Agreement and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(xxi)        The statements in the Time of Sale Information and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Credit Agreement,” “Business—Regulation and Laws,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement” and “Investment in Rhino Resource Partners LP by Employee Benefit Plans”, insofar as they purport to constitute summaries of provisions of federal or New York statutes, rules or regulations, the Delaware LP Act or the Delaware LLC Act or of any specific agreement, constitute accurate summaries thereof in all material respects; and descriptions of the Common Units contained in the Time of Sale Information and the Prospectus under the captions “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units” and “The Partnership Agreement” constitute accurate summaries of the terms of the Common Units in all material respects.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and the Underwriters’ representatives, at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Time of Sale Information and the Prospectus (except to the extent specified in paragraph (xxi) of the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that:

(A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B) the Time of Sale Information, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C) the Prospectus, as of its date and as of the applicable Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order

5

to make the statements therein, in the light of the circumstances under which they were made, not misleading,

it being understood that, in each case, such counsel need not express any statement or belief with respect to the financial statements and the related notes and schedules thereto and the auditor’s report thereon, the coal reserve and related statistical data and the other financial and accounting data included in or omitted from the Registration Statement or exhibits thereto, the Time of Sale Information and the Prospectus.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities, to the extent they deem appropriate, and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, and the laws of the State of New York, (D) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters), and (E) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

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EXHIBIT B-2

FORM OF OPINION OF JOSEPH R. MILLER

(i)            The OLLC has been duly formed as a limited liability company under the Delaware LLC Act, with all necessary limited liability company power and authority to own or lease its properties and to conduct its business in all material respects.

(ii)           Each of the Operating Subsidiaries has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware, with all necessary limited liability company power and authority to own or lease their respective properties and to conduct their respective businesses in all material respects.

(iii)          The OLLC owns, directly or indirectly, 100% of the limited liability company interests in each of the Operating Subsidiaries (except Hopedale and Rhino Eastern).  Rhino Northern owns 100% of the limited liability company interests in Hopedale.  Rhino WV owns 51% of the limited liability company interests in Rhino Eastern.  Such limited liability company interests have been duly authorized and validly issued in accordance with the Organizational Agreement of the applicable Operating Subsidiary, and are fully paid (to the extent required under the Organizational Agreement of the applicable Operating Subsidiary) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act), and, to the knowledge of such counsel, the OLLC, Rhino Northern or Rhino WV, as applicable, owns such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those set forth in the Registration Statement, the Time of Sale Information and the Prospectus or created by or arising under the Delaware LLC Act, other than those pursuant to the Credit Agreement and the pledge,  security agreements and other ancillary documents thereto.

(iv)          The Organizational Agreements (except the OLLC Operating Agreement) have been duly authorized, executed and delivered by the Partnership Entities party thereto and each are valid and legally binding agreements of the Partnership Entities party thereto, enforceable against such Partnership Entities party thereto in accordance with its terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(v)           To the knowledge of such counsel, there is no legal or governmental proceeding pending or threatened to which the any of the Partnership Entities or their respective subsidiaries is a party or to which any of their respective properties is subject that is required by the Act to be disclosed in the Time of Sale Information or the Prospectus and is not so disclosed.

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(vi)          To the knowledge of such counsel, there are no agreements, contracts or other documents to which any of the Partnership Entities is a party or are bound that are required by the Act to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and the Underwriters’ representatives, at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Time of Sale Information and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that:

(A)          the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B)          the Time of Sale Information, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C)          the Prospectus, as of its date and as of the applicable Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that, in each case, such counsel need not express any statement or belief with respect to the financial statements and the related notes and schedules thereto and the auditor’s report thereon, the coal reserve and related statistical data and the other financial and accounting data included in or omitted from the Registration Statement or exhibits thereto, the Time of Sale Information and the Prospectus.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates and written communications of officers and employees of the Partnership Entities, to the extent they deem appropriate, and upon information and certificates obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (C) state that his opinion is limited to federal securities laws, the Delaware LP Act, the Delaware LLC Act, and the laws of the Commonwealth of Kentucky.

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EXHIBIT B-3

FORM OF OPINION OF ARTHUR H. AMRON

(i)            As of the date hereof, the only issued liability company interests in the General Partner consist of Class A Membership Interests and the General Partner Owners, collectively, own 100% of such Class A Membership Interests; such Class A Membership Interests have been duly authorized and validly issued in accordance with the General Partner Agreement, and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by the matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the General Partner Owners own such Class A Membership Interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming any of the General Partner Owners as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(ii)           The Contribution Agreement has been duly authorized, executed and delivered by each of the Wexford Entities (except Peter Savitz) and Wexford Capital LP (the “Contribution Parties”) and are valid and legally binding agreements of the Contribution Parties, enforceable against such Contribution Parties in accordance with its terms; provided, that the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(iii)          The Equity Commitment Agreement has been duly authorized, executed and delivered by each of the General Partner Owners (except Robert Holtz, Mark D. Zand, Jay L. Maymudes, Arthur H. Amron, Kenneth Rubin, Frederick Simon, John Sites and John Doyle) (the “Commitment Parties”) and is a valid and legally binding agreement of the Commitment Parties, enforceable against such Commitment Parties in accordance with its terms; provided, that the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Wexford Entities and the General Partner Owners, to the extent they deem appropriate, and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by him are genuine and (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act and the Delaware General Corporation Law.

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